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                            CERTIFICATE OF AMENDMENT
                                STOCK CORPORATION
                      Office of the Secretary of the State
     30 Trinity Street /  P.O. Box 150470 / Hartford, CT 06115-0470 /new/l-97
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                            Space For Office Use Only


                                       FILING 0001687629 PG 01 OF 02 VOL B-00108
                                            FILED 01/15/1997 01:00 PM PAGE 03312
                                                          SECRETARY OF THE STATE
                                              CONNECTICUT SECRETARY OF THE STATE

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1. NAME OF CORPORATION:


Simba Information, Inc.
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2. THE CERTIFICATE OF INCORPORATION IS (check A., B. or C.):

 x   A. AMENDED.
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     B. AMENDED AND RESTATED.
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     C. RESTATED.
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3. TEXT OF EACH AMENDMENT (RESTATEMENT:

     RESOLVED, that the Certificate of Incorporation of the Corporation be amended to read in its entirety as follows:




     "1. The name of the Corporation is Cowles/Simba Information, Inc."


    (Please reference an 8 1/2 X 11 attachment if additional space is needed)
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                                                                     [ILLEGIBLE]


                          CERTIFICATE OF INCORPORATION

                                       OF

                             SIMBA INFORMATION, INC.


          The undersigned incorporator hereby forms a corporation under the Stock Corporation Act of the State of Connecticut (the "Act"), as follows:

          1. The name of the corporation is Simba Information, Inc.

          2. The nature of he business to be transacted, or the purposes to be promoted or carried out by the corporation, are as follows:

               To engage in any lawful act or business for which corporations may be formed under the Act.

          3. The designation of each class of shares, the authorized number of shares of each such class, and the par value of each share thereof, are as follows:

               One class of five thousand (5,000) authorized shares of common stock, without par value.

          4. The terms, limitations and relative rights and preferences of each class of shares and series, if any, or an express grant of authority to the board of directors pursuant to Section 33-341(b) of the Act as follows:

          Common Stock. Only one class of stock is authorized and all shares thereof shall have equal rights. Each holder of record of common stock shall be entitled to one vote for each share held. There are no limitations on shares of common stock of the corporation.

          5. The minimum amount of stated capital with which the corporation shall commence business is one thousand dollars ($1,000.00).

          6. The corporation is to have perpetual existence

          Dated at Bridgeport, Connecticut, this 22nd day of September, 1989.

          I hereby declare, under the penalties of false statement, that the statements made in the foregoing certificate are true.

                                             /s/ ANDREA KONCEVICH
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                                             Andrea Koncevich
                                             Sole Incorporator


                                             Rec to: Cohen & Wolf, PD
                                             P.O. Box 1821
                                             Bridgeport, Ct.